Exhibit 99.1

Entercom Communications Corp.

Reports Fourth Quarter and 2008 Annual Results

(Bala Cynwyd, Pa. February 24, 2009) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter and year ended December 31, 2008.

Fourth Quarter 2008 Highlights

•                  Net revenues for the quarter decreased 14% to $104.1 million and station operating expenses decreased 5% to $64.8 million

•                  Station operating income decreased 25% to $39.3 million

•                  EBITDA decreased 25% to $35.3 million

•                  Same station net revenues decreased 14% and same station operating expenses decreased 7%

•                  Same station operating income decreased 25%

•                  For the quarter, the Company recorded a non-cash after-tax (before adjustment for the impact of a valuation allowance) intangible impairment charge of $395.2 million

•                  Adjusted net income per share decreased 20% from $0.41 to $0.33

•                  Free cash flow decreased 24% to $23.0 million

2008 Annual Highlights

•                  Net revenues for the year decreased 6% to $438.8 million and station operating expenses decreased 3% to $273.6 million

•                  Station operating income decreased 12% to $165.2 million

•                  EBITDA decreased 11% to $145.6 million

•                  Same station net revenues decreased 7% and same station operating expenses decreased 3%

•                  Same station operating income decreased 12%

•                  For the year, the Company recorded non-cash after-tax (before adjustment for the impact of a valuation allowance) intangible impairment charges of $507.3 million

•                  Adjusted net income per share increased 2% from $1.25 to $1.27

•                  Free cash flow increased 3% to $94.2 million

David J. Field, President and Chief Executive Officer stated: “In the face of difficult general economic conditions that are adversely impacting advertising revenues, Entercom has taken significant measures to improve our short-term performance and enhance our long-term prospects. We have materially reduced expenses, while at the same time increased our investment in various digital and new revenue initiatives. We also are pleased to note that in 2008, Entercom posted a three percent increase in free cash flow and reduced long-term debt by $140 million. Finally, as we look to the future, we note that the fundamentals of the radio business remain strong. At a time of unprecedented change in media usage that is severely impairing a number of other media, radio posted an all-time record number of listeners in 2008 and remains the most cost-effective major advertising medium in the nation.”

Additional Fourth Quarter Information

During the quarter, the Company reduced its outstanding debt by $41.5 million, including the repurchase of $8.5 million of its Senior Subordinated Notes at a discount. Entercom’s leverage ratio, as defined in its credit agreement, was 5.2x at the end of the period.

During the quarter, the Company recorded a non-cash after-tax (before adjustment for the impact of a valuation allowance) intangible impairment charge of $395.2 million which was applied to nearly all of the Company’s markets. This impairment was taken as result of the Company’s periodic review of its intangible assets and goodwill and reflects an adjustment to the valuation of the Company’s intangible assets due to the continued difficult advertising environment and the depressed stock prices and valuations of public media companies.

During the quarter, the Company repurchased 0.8 million shares of common stock for $0.7 million.

The weighted average diluted shares for the quarter was 36.1 million. As of December 31, 2008, the Company had $4.3 million in cash and cash equivalents, $750.2 million of Senior Debt and $83.5 million of Senior Subordinated Notes.

Additional 2008 Information

During the year, the Company reduced its outstanding debt by $140.0 million, including the repurchase of $66.5 million of its Senior Subordinated Notes at a discount. The Company also completed transactions which hedged the interest rate on approximately 70% of the Company’s floating rate debt.

During the year, the Company recorded non-cash after-tax (before adjustment for the impact of a valuation allowance) intangible impairment charges of $507.3 million.

Free cash flow for the year benefitted from a significant reduction in financing expense (interest expense plus Time Brokerage Agreement (“TBA”) expense). Financing expense for 2008 reflected the full year impact of the Company’s new credit facility, a decrease in interest rates in 2008, as well as the Senior Subordinated Notes repurchases which were funded with lower cost bank debt. TBA expense also declined as the Company completed the acquisition of 14 radio stations from CBS Radio Inc. in the fourth quarter of 2007.

During the year, the Company repurchased 2.1 million shares of common stock for $13.9 million.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on February 24, 2009 at 11:00 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available and can be accessed either by dialing 800-229-6273 or by visiting the Company’s website: www.entercom.com.

Investors will have the opportunity to submit questions to the Company regarding the fourth quarter earnings release by emailing their inquiries to questions@Entercom.com. Questions should be sent by 10 minutes prior to the call. The Company will only discuss inquiries made by email during the conference call.

The Company will no longer be providing revenue or expense guidance. For purposes of same station comparisons, 2008 first quarter net revenues were $95.4 million and station operating expenses were $63.7 million. Additional information and a reconciliation of same station results are available on the Company’s website at www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio in excess of 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City. Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income (loss) before depreciation and amortization, time brokerage agreement fees (income), corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of income (loss) from continuing operations, adjusted to exclude: income taxes (benefit), total other expense, depreciation and amortization, time brokerage agreement fees (income), non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses), impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income from discontinued operations before income taxes (benefit), depreciation and amortization expense and impairment loss; and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid and capital expenditures.

Adjusted Net Income consists of net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations before income taxes (benefit); (ii) reported taxes; (iii) gain/loss on sale of assets, derivative instruments and investments; (iv) non-cash compensation expense; (v) other income; (vi) impairment loss; and (vii) gain/loss on early extinguishment of debt.   For purposes of comparison, income taxes are reflected at the expected statutory federal and state tax rate of 42% without discrete items of tax.

Adjusted net income per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

Fourth Quarter 2008

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
STATEMENTS OF OPERATIONS

Net Revenues	$104,097	$120,550	$438,822	$468,351

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	64,792	68,433	273,635	281,167
Station Operating Expenses - Non-Cash Compensation Expense	700	240	2,552	2,374
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,042	5,234	19,613	23,054
Corporate G & A Expenses - Non-Cash Compensation Expense	1,345	1,455	7,304	5,834
Depreciation And Amortization	4,433	4,660	20,442	16,631
Impairment Loss	651,129	38,684	835,716	84,037
Net Time Brokerage Agreement Fees (Income)	(45)	2,423	(233)	14,001
Net (Gain) Loss On Sale Or Disposition of Assets	38	194	(9,899)	(647)
Total Operating Expenses	726,434	121,323	1,149,130	426,451
Operating Income (Loss)	(622,337)	(773)	(710,308)	41,900

Other Expense (Income) Items:
Interest Expense	10,209	13,455	45,040	51,183
Net (Gain) Loss On Early Extinguishment Of Debt	(2,932)	—	(6,949)	458
Interest And Dividend Income	(24)	(205)	(323)	(740)
Other Income	(83)	(421)	(3,339)	(895)
Net Gain On Derivative Instruments	—	(44)	(34)	(162)
Net (Gain) Loss On Investments	8	40	469	(245)
Total Other Expense	7,178	12,825	34,864	49,599

Loss From Continuing Operations Before Income Tax Provision (Benefit)	(629,515)	(13,598)	(745,172)	(7,699)

Income Tax Provision (Benefit)	(247,964)	(4,189)	(291,966)	(2,215)
Income Taxes From Change In Valuation Allowance Reserve	47,671	—	59,366	—
Income Taxes From Change In State Income Tax Rates	—	—	—	2,910
Total Income Tax Provision (Benefit)	(200,293)	(4,189)	(232,600)	695

Loss From Continuing Operations	(429,222)	(9,409)	(512,572)	(8,394)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	(582)	46	(4,079)	37
Net Loss	$(429,804)	$(9,363)	$(516,651)	$(8,357)

Net Loss Per Share - Basic And Diluted
Loss From Continuing Operations	$(11.89)	$(0.25)	$(13.94)	$(0.22)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	(0.02)	—	(0.11)	—
Net Loss Per Share - Basic And Diluted	$(11.91)	$(0.25)	$(14.05)	$(0.22)

Weighted Common Shares Outstanding - Basic And Diluted	36,095	37,327	36,782	38,230

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$2,571	$1,523	$8,553	$9,281
Income Taxes Paid	$—	$1	$22	$497

SELECTED BALANCE SHEET DATA

	December 31,
	2008	2007

Cash And Cash Equivalents	$4,284	$10,945
Working Capital	22,776	88,705
Total Assets	996,734	1,919,352
Senior Debt	750,197	823,718
7.625% Senior Subordinated Notes	83,500	150,000
Total Shareholders’ Equity	100,257	660,767

OTHER FINANCIAL DATA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Dividends Paid Per Common Share	$—	$0.38	$0.58	$1.52

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$104,097	$120,550	$438,822	$468,351
Net Acquisitions And Divestitures Of Radio Stations	—	950	—	3,274
Same Station Net Revenues	$104,097	$121,500	$438,822	$471,625

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$65,492	$68,673	$276,187	$283,541
Non-Cash Compensation Expense Included In Station Operating Expense	(700)	(240)	(2,552)	(2,374)
Station Operating Expenses Excluding Non-Cash Compensation Expense	64,792	68,433	273,635	281,167
Net Acquisitions And Divestitures Of Radio Stations	—	950	—	1,921
Same Station Operating Expenses	$64,792	$69,383	$273,635	$283,088

Reconciliation Of GAAP Operating Income (Loss) To Station Operating Income And Same Station Operating Income:
Operating Income (Loss)	$(622,337)	$(773)	$(710,308)	$41,900
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,042	5,234	19,613	23,054
Corporate G & A Expenses - Non-Cash Compensation Expense	1,345	1,455	7,304	5,834
Station Operating Expenses - Non-Cash Compensation Expense	700	240	2,552	2,374
Depreciation And Amortization	4,433	4,660	20,442	16,631
Impairment Loss	651,129	38,684	835,716	84,037
Net Time Brokerage Agreement Fees (Income)	(45)	2,423	(233)	14,001
Net (Gain) Loss On Sale Or Disposition of Assets	38	194	(9,899)	(647)
Station Operating Income	39,305	52,117	165,187	187,184
Net Acquisitions And Divestitures Of Radio Stations	—	—	—	1,353
Same Station Operating Income	$39,305	$52,117	$165,187	$188,537

Reconciliation Of GAAP Loss From Continuing Operations To EBITDA:
Loss From Continuing Operations	$(429,222)	$(9,409)	$(512,572)	$(8,394)
Income Taxes (Benefit)	(200,293)	(4,189)	(232,600)	695
Total Other Expense	7,178	12,825	34,864	49,599
Corporate G & A Expenses - Non-Cash Compensation Expense	1,345	1,455	7,304	5,834
Station Operating Expenses - Non-Cash Compensation Expense	700	240	2,552	2,374
Depreciation And Amortization	4,433	4,660	20,442	16,631
Impairment Loss	651,129	38,684	835,716	84,037
Net Time Brokerage Agreement Fees (Income)	(45)	2,423	(233)	14,001
Net (Gain) Loss On Sale Or Disposition of Assets	38	194	(9,899)	(647)
EBITDA	$35,263	$46,883	$145,574	$164,130

Reconciliation Of GAAP Loss From Continuing Operations To Free Cash Flow:
Loss From Continuing Operations	$(429,222)	$(9,409)	$(512,572)	$(8,394)
Depreciation And Amortization	4,433	4,660	20,442	16,631
Impairment Loss	651,129	38,684	835,716	84,037
Deferred Financing Costs Included In Interest Expense	398	434	1,647	1,681
Non-Cash Compensation Expense	2,045	1,695	9,856	8,208
Net (Gain) Loss On Sale Or Disposition Of Assets	38	194	(9,899)	(647)
Net Gain On Derivative Instruments	—	(44)	(34)	(162)
Net (Gain) Loss On Investments	8	40	469	(245)
Net (Gain) Loss On Early Extinguishment Of Debt	(2,932)	—	(6,949)	458
Other Income	(83)	(421)	(3,339)	(895)
Income Tax Provision (Benefit)	(200,293)	(4,189)	(232,600)	695
Capital Expenditures	(2,571)	(1,523)	(8,553)	(9,281)
Income Taxes Paid	—	(1)	(22)	(497)
Income From Discontinued Operations, Before Income Taxes (Benefit), D &A Expense And Impairment Loss	—	62	28	64
Free Cash Flow	$22,950	$30,182	$94,190	$91,653

Reconciliation Of GAAP Operating Income (Loss) To Free Cash Flow:
Operating Income (Loss)	$(622,337)	$(773)	$(710,308)	$41,900
Depreciation and Amortization	4,433	4,660	20,442	16,631
Impairment Loss	651,129	38,684	835,716	84,037
Non-Cash Compensation Expense	2,045	1,695	9,856	8,208
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(9,787)	(12,816)	(43,070)	(48,762)
Capital Expenditures	(2,571)	(1,523)	(8,553)	(9,281)
Net (Gain) Loss On Sale Or Disposition Of Assets	38	194	(9,899)	(647)
Income Taxes Paid	—	(1)	(22)	(497)
Income From Discontinued Operations, Before Income Taxes (Benefit), D &A Expense And Impairment Loss	—	62	28	64
Free Cash Flow	$22,950	$30,182	$94,190	$91,653

Reconciliation Of GAAP Net Loss To Adjusted Net Income
Net Loss	$(429,804)	$(9,363)	$(516,651)	$(8,357)
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	(582)	46	(4,079)	37
Income Tax Provision (Benefit)	(200,293)	(4,189)	(232,600)	695
Loss From Continuing Operations Before Income Taxes (Benefit)	(629,515)	(13,598)	(745,172)	(7,699)
Impairment Loss	651,129	38,684	835,716	84,037
Net (Gain) Loss on Sale Or Disposal Of Assets	38	194	(9,899)	(647)
Net Gain On Derivative Instruments	—	(44)	(34)	(162)
Net (Gain) Loss On Investments	8	40	469	(245)
Net (Gain) Loss On Extinguishment Of Debt	(2,932)	—	(6,949)	458
Other Income	(83)	(421)	(3,339)	(895)
Non-Cash Compensation Expense	2,045	1,695	9,856	8,208
Adjusted Income Before Income Taxes	20,690	26,550	80,648	83,055
Income Taxes	8,690	11,151	33,872	34,883
Adjusted Net Income	$12,000	$15,399	$46,776	$48,172

Weighted Common Shares Outstanding - Diluted , As Reported	36,095	37,327	36,782	38,230
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	3	215	24	327
Weighted Common Shares Outstanding - Diluted	36,098	37,542	36,806	38,557

Adjusted Net Income Per Share - Diluted	$0.33	$0.41	$1.27	$1.25

PRIOR YEAR’S DATA

First Quarter 2008 As Reported And Same Station

Three Months
Ended
March 31, 2008
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$95,390
Net Acquisitions And Divestitures Of Radio Stations	—
Same Station Net Revenues	$95,390

Reconciliation Of GAAP Station Operating Expenses:
Station Operating Expenses	$64,090
Non-Cash Compensation Expense Included In Station Operating Expenses	(383)
Net Acquisitions And Divestitures Of Radio Stations	—
Same Station Operating Expenses	$63,707